EXHIBIT A

SCHEDULE OF TRANSACTIONS

Reporting Person	Date of Transaction	Number of Shares Acquired	Price Per Share	Low Price	High Price
Juniper Targeted Opportunity Fund, L.P.	March 11, 2020	5,354	$9.25	$9.25	$9.25
Juniper Targeted Opportunity Fund, L.P.	March 12, 2020*	5,550	$9.15	$8.77	$9.89
Juniper Targeted Opportunity Fund, L.P.	March 13, 2020*	5,450	$8.75	$8.27	$9.25
Juniper Targeted Opportunity Fund, L.P.	April 7, 2020*	3,600	$6.91	$6.66	$7.02
Juniper Targeted Opportunity Fund, L.P.	April 8, 2020*	90	$7.17	$7.02	$7.24
Juniper Targeted Opportunity Fund, L.P.	April 9, 2020*	1,055	$8.21	$7.89	$8.42
Juniper Targeted Opportunity Fund, L.P.	April 13, 2020*	3,190	$8.01	$7.77	$8.19
Juniper Targeted Opportunity Fund, L.P.	April 14, 2020*	3,500	$8.51	$8.41	$8.85
Juniper Targeted Opportunity Fund, L.P.	April 15, 2020*	5,640	$8.37	$8.10	$8.61
Juniper Targeted Opportunity Fund, L.P.	April 16, 2020*	4,891	$8.17	$7.97	$8.39
Juniper Targeted Opportunity Fund, L.P.	April 17, 2020*	3,330	$8.73	$8.48	$8.77
Juniper Targeted Opportunity Fund, L.P.	April 20, 2020*	5,056	$8.07	$7.95	$8.21
Juniper Targeted Opportunity Fund, L.P.	April 21, 2020*	4,831	$8.01	$7.78	$8.05
Juniper Targeted Opportunity Fund, L.P.	April 22, 2020*	4,590	$8.03	$7.92	$8.26
Juniper Targeted Opportunity Fund, L.P.	April 23, 2020*	60	$8.01	$7.99	$8.02
Juniper Targeted Opportunity Fund, L.P.	April 24, 2020	40	$8.51	$8.51	$8.51
Juniper Targeted Opportunity Fund, L.P.	April 27, 2020*	800	$9.29	$9.07	$9.48
Juniper Targeted Opportunity Fund, L.P.	April 28, 2020*	1,960	$9.76	$9.57	$9.96
Juniper Targeted Opportunity Fund, L.P.	April 29, 2020*	1,078	$10.84	$10.38	$11.26
Juniper Targeted Opportunity Fund, L.P.	April 30, 2020*	2,780	$11.19	$10.79	$11.37
Juniper Targeted Opportunity Fund, L.P.	May 1, 2020*	3,300	$11.47	$11.07	$11.69
Juniper Targeted Opportunity Fund, L.P.	May 4, 2020*	2,540	$11.11	$10.94	$11.26
Juniper Targeted Opportunities, L.P.	April 7, 2020*	32,400	$6.91	$6.66	$7.02
Juniper Targeted Opportunities, L.P.	April 8, 2020*	810	$7.17	$7.02	$7.24
Juniper Targeted Opportunities, L.P.	April 9, 2020*	9,494	$8.21	$7.89	$8.42
Juniper Targeted Opportunities, L.P.	April 13, 2020*	28,710	$8.01	$7.77	$8.19
Juniper Targeted Opportunities, L.P.	April 14, 2020*	31,500	$8.51	$8.41	$8.85
Juniper Targeted Opportunities, L.P.	April 15, 2020*	50,760	$8.37	$8.10	$8.61
Juniper Targeted Opportunities, L.P.	April 16, 2020*	44,019	$8.17	$7.97	$8.39
Juniper Targeted Opportunities, L.P.	April 17, 2020*	29,970	$8.73	$8.48	$8.77
Juniper Targeted Opportunities, L.P.	April 20, 2020*	45,501	$8.07	$7.95	$8.21
Juniper Targeted Opportunities, L.P.	April 21, 2020*	43,471	$8.01	$7.78	$8.05
Juniper Targeted Opportunities, L.P.	April 22, 2020*	41,310	$8.03	$7.92	$8.26
Juniper Targeted Opportunities, L.P.	April 23, 2020*	540	$8.01	$7.99	$8.02
Juniper Targeted Opportunities, L.P.	April 24, 2020	360	$8.51	$8.51	$8.51
Juniper Targeted Opportunities, L.P.	April 27, 2020*	7,200	$9.29	$9.07	$9.48
Juniper Targeted Opportunities, L.P.	April 28, 2020*	17,640	$9.76	$9.57	$9.96
Juniper Targeted Opportunities, L.P.	April 29, 2020*	9,700	$10.84	$10.38	$11.26
Juniper Targeted Opportunities, L.P.	April 30, 2020*	25,020	$11.19	$10.79	$11.37
Juniper Targeted Opportunities, L.P.	May 1, 2020*	29,700	$11.47	$11.07	$11.69
Juniper Targeted Opportunities, L.P.	May 4, 2020*	22,860	$11.11	$10.94	$11.26

* The Price Per Share reported above is a weighted average price. The Shares were sold in multiple transactions at a range of prices as reflected in the table above. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC full information regarding the Shares purchased at each separate price within the ranges set forth above.